EXHIBIT 99.1

XBiotech Announces Election of Sushma Shivaswamy and Jan-Paul Simard as Co-Chief Executive Officers

AUSTIN, Texas, Oct. 23, 2026 (GLOBE NEWSWIRE) -- XBiotech Inc. (NASDAQ: XBIT) today announced that its Board of Directors have elected Jan-Paul Simard to serve as Co-Chief Executive Officer alongside CEO Dr. Sushma Shivaswamy, effective Oct. 23, 2026.

“On behalf of the Board of Directors, we are excited to announce Dr. Sushma Shivaswamy and Jan-Paul Simard as Co-Chief Executive Officers,” said Director Tevi Troy. “Their complementary skill sets, scientific acumen, and shared commitment to our mission position XBiotech to fully realize the potential of our True-Human antibody therapies.”

Dr. Shivaswamy has been with XBiotech for 17 years, having served as Senior Scientist, Director and Vice President of Research & Development prior to her appointment as Chief Scientific Officer in 2017. As CSO, Dr. Shivaswamy oversaw scientific and technical operations spanning R&D through GMP production of antibodies. In December of 2025, Dr. Shivaswamy was named interim CEO following the retirement of Founder John Simard.

“As our industry evolves, so must our approach to leadership,” said Dr. Shivaswamy. “Appointing Jan-Paul Simard as Co-CEO reflects our commitment to staying proactive, adaptive, and relentlessly focused on execution. He brings a distinct perspective and operational continuity that strengthens our decision-making. I look forward to working side-by-side to deliver lasting value to our patients and shareholders”.

Jan-Paul Simard started at XBiotech in 2012 as an R&D assistant before transitioning in 2020 to the clinical development team, where he contributed to study design and protocol development across clinical trials in pancreatic cancer, non-small cell lung cancer, osteoarthritis, and rheumatoid arthritis. He has continued his scientific education in Chemistry with Honours at the University of Saskatchewan, further strengthening his expertise in clinical and biological sciences.

“It is an honour to step into this leadership role at such a pivotal moment for XBiotech, especially in tandem with a scientist as accomplished as Dr. Shivaswamy,” said Mr. Simard. “Her leadership as interim CEO has positioned the company to capitalize on its pipeline of drug candidates, and I look forward to partnering with her and our talented team to advance new therapies.”

About XBiotech
XBiotech is a fully integrated global biosciences company dedicated to pioneering the discovery, development and commercialization of therapeutic antibodies based on its True Human™ discovery platform. XBiotech currently is advancing antibody therapies to redefine the standards of care in oncology, inflammatory conditions and infectious diseases. Headquartered in Austin, Texas, XBiotech also is leading the development of innovative biotech manufacturing technologies designed to more rapidly, cost-effectively and flexibly produce new therapies urgently needed by patients worldwide. For more information, visit www.xbiotech.com.

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This press release contains forward-looking statements, including declarations regarding management's beliefs and expectations that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "would," "could," "expects," "plans," "contemplate," "anticipates," "believes," "estimates," "predicts," "projects," "intend" or "continue" or the negative of such terms or other comparable terminology, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties are subject to the disclosures set forth in the "Risk Factors" section of certain of our SEC filings. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact:

Wenyi Wei
publicrelations@xbiotech.com
tel. 737-207-4600